Exhibit 5.1

150 Third Avenue South, Suite 2800

Nashville, TN 37201

(615) 742-6200

November 2, 2012

Ryman Hospitality Properties, Inc.

One Gaylord Drive

Nashville, Tennessee 37214

Re:    Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Ryman Hospitality Properties, Inc., a Delaware corporation (the “Company”) and successor by merger to Gaylord Entertainment Company, a Delaware corporation (the “Predecessor Registrant”), in connection with the preparation and filing of Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Predecessor Registrant’s registration statement on Form S-3 (File No. 333-183105) (as amended by the Post-Effective Amendment, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering with the Commission shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Common Stock may be issued in an unspecified number, at prices and on terms to be set forth in one or more prospectus supplements to the prospectus contained in the Registration Statement.

In connection with this opinion, we have examined and relied upon the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, the Agreement and Plan of Merger by and between the Company and the Predecessor Registrant dated as of July 27, 2012, the Registration Statement and the exhibits thereto and such records, documents, certificates and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth. In such examination, we have assumed the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, the due authorization, execution and delivery of all documents by the parties thereto and the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

We have also assumed that at any time the Common Stock is sold pursuant to the Registration Statement (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will be effective under the Securities Act, (ii) a prospectus supplement will have been filed with the Commission describing the Common Stock offered thereby, (iii) all Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) a definitive purchase, underwriting or similar agreement or dividend election form with respect to any Common Stock offered will have been duly authorized and validly executed and delivered by the requisite parties thereto, and (v) there will be sufficient shares of Common Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) duly authorized by appropriate corporation action of the Company (including the Board of Directors of the Company or an authorized committee thereof), and (ii) issued, sold and delivered against payment therefor in accordance with such

bassberry.com

Ryman Hospitality Properties, Inc.

November 2, 2012

authorization, the applicable definitive purchase, underwriting or similar agreement or dividend election form approved by the Board of Directors of the Company (or an authorized committee thereof) and in the manner and for the consideration stated in the Registration Statement and the applicable prospectus supplement, and such consideration per share is not less than the par value per share of the Common Stock, then the shares of Common Stock offered by the Registration Statement will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware.

This opinion is furnished to you in connection with the filing of the Post-Effective Amendment and may not be relied upon for any other purpose without our prior written consent. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus that forms a part of the Registration Statement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Bass, Berry & Sims PLC